ASSIGNMENT AGREEMENT

THIS AGREEMENT effective as of the 7th day of August, 2007.

BETWEEN:

POWER ENERGY ENTERPRISES SA, having a business address at PO Box 146, Road Town, Tortola, British Virgin Islands

(the “Assignor”)

AND:

LUSORA HEALTHCARE SYSTEMS INC., having a place of business at 2802 Flintrock Trace, Suite 221, Austin, Texas 78738

(the “Assignee”)

WHEREAS:

A.           The Assignor entered into a memorandum of intent (the “Memorandum”) dated July 19, 2007, with Coastal Petroleum Company, pursuant to which the Assignor agreed to enter into a formal farmout agreement with Coastal Petroleum Company; and

B.           The Assignor wishes to assign, and the Assignee wishes to assume, all of the Assignor’s right, title, interest and obligation in the Memorandum based on the terms and conditions set out herein;

THEREFORE in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1.            Assignment. The Assignor hereby assigns, and the Assignee hereby assumes, any and all right, title, interest and obligation in the Memorandum and the Assignee further agrees to be bound by the terms and conditions of the Memorandum as if it were an original signatory thereto (the “Assignment”).

2.            Consideration. In consideration for the Assignment, the Assignee agrees to issue to the Assignor 1,000,000 common shares of the Assignee. The shares will be legended and restricted pursuant to Rule 144 promulgated under US securities laws. The Assignor confirms that it is not a US resident and is not beneficially owned by a US resident.

3.            Effect of Assignment. Except as modified by this Agreement, the parties hereto acknowledge that the Memorandum remains in full force and effect.

4.	Representations of Assignor. The Assignor hereby represents and covenants that:
(a)

to the best knowledge of the Assignor, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or threatened in connection with the Memorandum or against the Assignor as party to the Memorandum; and

(b)

neither the execution, delivery and performance of this Agreement, nor the consummation of the Assignment will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, or result in the creation of any material lien, claim, security interest, charge or encumbrance of any material benefit under, the Memorandum.

5.            Entire Agreement. This Agreement constitutes the whole agreement between the parties in respect of the Assignment contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement.

6.            All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement.

7.            Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of Nevada without regards to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Courts of the State of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.

8.            Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9.            Successors and Assigns. This Agreement will enure to the benefit of, and be binding upon, the Assignor and the Assignee and their respective successors and assigns.

10.          Notice. Any notice under this Agreement shall be given in writing and be sent by fax or may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

(a)	If notice is sent by fax, or is delivered, it will be deemed to have been given at the time of transmission or delivery.
(b)	If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

(c)	If there is an interruption in the normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed, the notice will be sent by fax or will be delivered.

11.          Amendment. This Agreement may be amended, waived, discharged or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

12.          Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

POWER ENERGY ENTERPRISES SA, as Assignor

Per:	“Roger Knox”
Name: Roger Knox
Title:

LUSORA HEALTHCARE SYSTEMS INC., as Assignee

Per:	“Dan Bauer”
Name: Dan Bauer
Title: President and CEO

THE ABOVE ASSIGNMENT ACKNOWLEDGED and CONSENTED to by:

COASTAL PETROLEUM COMPANY

Per:	“Robert J. Angerer Sr.”
Name: Robert J. Angerer Sr.
	Title:	Vice President